UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

     CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

April 18, 2005
(Date of earliest event reported)

Atlas Air Worldwide Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	0-25732	13-4146982
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 Westchester Avenue, Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(914) 701-8000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 1.01 Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers
Item 9.01 Financial Statements and Exhibits
Exhibit Index
Signatures

Item 1.01 Entry Into a Material Definitive Agreement

     The description of the material terms of the Term Sheet (the “Term Sheet”), which was executed on April 18, 2005 by Atlas Air Worldwide Holdings, Inc. (the “Company”) and Gordon L. Hutchinson and which description is included in Item 5.02 hereof, is incorporated by reference in this Item 1.01. The Company will file Mr. Hutchinson’s Term Sheet as an exhibit to a periodic report filed with the Securities and Exchange Commission

Item 5.02 Departure of Directors or Principal Officers; Election of Directions; Appointment of Principal Officers

     On April 21, 2005, the Company announced that, effective May 2, 2005, Gordon L. Hutchinson will join the Company and its principal operating subsidiaries, Atlas Air, Inc., and Polar Air Cargo, Inc., as Vice President and Controller of the Company and each such subsidiary. Mr. Hutchinson will be the principal accounting officer of the Company and such subsidiaries.

     Mr. Hutchinson, 46, a certified public accountant, has served as Corporate Controller and a member of the Pension Plan and 401K Committees of National Railroad Passenger Corporation (“Amtrak”), a transportation and engineering construction company, since 2003. From 2001 to 2003, Mr. Hutchinson served as Chief Financial Officer and Corporate Secretary of MHI Communications, an advertising and marketing communications agency, where he was responsible for all financial operations. From 1999 to 2001, Mr. Hutchinson served as Vice President of Finance for Teligent, Inc., a domestic and international wireless communication company, where he was responsible for all reporting and analysis of financial results.

     Pursuant to the Term Sheet, Mr. Hutchinson will receive a base salary of $200,000, subject to annual review. In addition, pursuant to the Company’s 2005 Annual Executive Incentive Plan for Vice Presidents and Staff Vice Presidents which is being developed by the Compensation Committee of the Board of Directors, Mr. Hutchinson will be entitled to receive an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial and Mr. Hutchinson’s individual performance for each fiscal year during his employment. The Company will waive the prorating of Mr. Hutchinson’s 2005 fiscal year bonus.

     As required by the Term Sheet and pursuant to the Company’s 2004 Long Term Incentive and Share Award Plan, Mr. Hutchinson will receive 25,000 non-qualified stock options and 10,000 restricted stock units, vesting in four equal parts on the first four anniversaries of his employment.

     According to the Term Sheet, if the Company terminates Mr. Hutchinson’s employment without Cause or pursuant to a Change of Control (each defined in the Benefits Program for Vice Presidents), he is entitled to nine months base salary, payable in accordance with the Company’s normal payroll schedule. Conversely, if the Company terminates Mr. Hutchinson’s employment for Cause, he will receive only his base salary compensation up to his last day of employment.

     No arrangement or understanding exists between Mr. Hutchinson and any other person pursuant to which Mr. Hutchinson was selected as an officer of the Company. There is no family relationship between any director, executive officer, or person nominated or chosen by the Company to become a director or executive officer of the Company and Mr. Hutchinson. Mr. Hutchinson is not a director in any company with a class of securities registered pursuant to

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Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940. In addition, since the beginning of the Company’s last fiscal year, there has been no transaction (or series of transactions), and there is no currently proposed transaction (or series of transactions), to which the Company or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Hutchinson or any member of his immediate family had or will have a direct or indirect material interest.

     On April 21, 2005, the Company issued a press release relating to the above matters. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press Release of Atlas Air Worldwide Holdings, Inc. dated April 21, 2005

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Air Worldwide Holdings, Inc.

Dated: April 22, 2005	By:	/s/ Michael L. Barna

	Name:	Michael L. Barna
	Title:	Senior Vice President
and Chief Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Atlas Air Worldwide Holdings, Inc. dated April 21, 2005